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                                                                 EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         This Purchase Agreement (the "Agreement") is entered into as of May 15, 1997, by and among Computer Integration Corp., a Delaware corporation (the "Company"), and Chartwell Group, Inc., a Texas corporation ("Buyer").

         In consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the receipt and adequacy of which all the parties to this Agreement acknowledge, the parties mutually agree as follows:

                                   ARTICLE I.
                        AUTHORIZATION AND SALE OF SHARES
                        --------------------------------

         1.1      Authorization and Sale of Shares.
                  ---------------------------------

                  (a) The Company will take all requisite corporate action to authorize the issuance and sale of 6,950,000 shares (the "Shares") of Common Stock, $.001 par value per share ("Common Stock"), to Buyer in accordance with the terms of this Agreement.

                  (b) Upon the terms and subject to the conditions herein contained, at the Closing, the Company will issue and sell to Buyer, and Buyer will purchase from the Company the Shares for a purchase price (the "Purchase Price") of $7,436,500 or $1.07 per share.

         1.2 Closing. The Closing of the sale and purchase of the Shares under this Agreement (the "Closing") will occur at 10:00 a.m. on June 30, 1997 at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, or at such other time and place as the parties may mutually agree.

         1.3 Closing Deliveries. At the Closing, Buyer will pay the Purchase Price by wire transfer of immediately available funds to an account specified in writing by the Company at least two days prior to the Closing, and the Company will deliver to Buyer certificates representing the Shares.

                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company hereby represents and warrants to Buyer as follows:

         2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power to own its properties and to conduct its business as presently conducted. The Company is qualified or licensed to do business as a foreign corporation in each state or other jurisdiction where it is required to be so qualified or licensed, except where the failure to so qualify or be licensed would not have a material adverse effect on the condition (financial or otherwise), assets, business, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

         2.2 Authority. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary action, corporate or otherwise, on the part of the Company. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         2.3 Minute Books. The Company has made available to Buyer or its designated assignees true, correct and complete copies of the charter documents, bylaws, minute books and stock transfer records of the Company. The minute books of the Company contain minutes or consents reflecting all actions taken by the directors (including any committees) and stockholders of the Company.

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         2.4      Capitalization. The authorized capital stock of the Company consists solely of 20 million shares of Common Stock, of which 6,988,940 shares are issued and outstanding and two million shares of Preferred Stock, of which 19,035.85 shares of Series D (convertible into 761,434 shares of Common Stock) and 125 shares of Series E (convertible into 500,000 shares of Common Stock) are issued and outstanding. Except as otherwise provided in or contemplated by this Agreement, all of the issued and outstanding shares of the capital stock are validly issued, fully paid and nonassessable and were issued free and clear of preemptive or similar rights. Except as set forth in Schedule 2.4, as otherwise provided in or contemplated by this Agreement or as disclosed in the SEC Filings (as defined in Section 2.14), there are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments obligating the Company or any other Person (as defined in Section 2.12) to issue or sell any securities or ownership interests in the Company. There are no voting agreements, voting trusts or similar agreements binding the Company or that will be applicable to any of the Shares. All of the outstanding ownership interests of the Company have been offered and sold in compliance with all applicable securities laws, rules and regulations.

         2.5 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject only to the conditions set forth in Section 5.2. The Shares when so issued, sold, and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable.

         2.6 No Violation. Except as described in Schedule 2.6, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby, including without limitation the sale of the Shares to Buyer, will conflict with or result in the breach of any term or provision of, or violate, or constitute a default under, or result in the creation of any liens, security interest, liability, claim, encumbrances or contingencies of any nature (collectively "Liens") on the Company's assets pursuant to, or require the consent of any Person or relieve any third party of any obligation to the Company or give any third party the right to terminate or accelerate any obligation under, any charter provision, bylaw, agreement that is material to the Company, or any material permit, license, authorization, approval, quality certification, franchise or right (collectively, "Permits") order, law or regulation to which the Company is a party or by which the Company, or any of its assets is in any way bound or obligated.

         2.7 Governmental Consents. Except as described in Schedule 2.7, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or quasi-governmental agency, authority, commission, board or other body (collectively, a "Governmental Body") is required on the part of the Company in connection with the transactions contemplated by this Agreement.

         2.8      Financial Statements.

                  (a)   Attached as Schedule 2.8 are true and complete copies of
         (i) the most recent draft of the preliminary unaudited, consolidated balance sheet of the Company (the "Latest Balance Sheet") as of March 31, 1997 (the "Latest Balance Sheet Date") and the related unaudited, consolidated statements of operations and cash flow for the nine months then ended and (ii) the audited, consolidated balance sheets of the Company as of June 30, 1995 and 1996 and the related audited, consolidated statements of operations and cash flow for the 12 months then ended (collectively, the "Financial Statements").

                  (b) The Financial Statements present fairly the financial condition of the Company, on a consolidated basis (reflecting all appropriate intercompany eliminations and adjustments), at the dates specified and the results of its operations for the periods specified and have been prepared in accordance with generally accepted accounting principles in the Unites States, consistently applied, (i) except as otherwise disclosed in the Financial Statements or in the SEC Filings, and (ii) except that the interim Financial Statements (which do not include a statement of cash flow) are subject to the absence of footnote disclosure and to changes resulting from normal period-end adjustments for recurring accruals, which will not be material individually or in the aggregate. The Financial

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         Statements do not contain any items of a special or nonrecurring nature, except as expressly stated therein. The Financial Statements have been prepared from the books and records of the Company, which accurately and fairly reflect all the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by the Company. All accounts receivable reflected on the Latest Balance Sheet arose in the ordinary course of business and, in the aggregate, are fully collectible in the ordinary course of business, without resort to litigation, at the face amount thereof, less any reserve reflected in the Latest Balance Sheet, and will not be subject to counterclaim, set-off or other reduction.

         2.9 Absence of Undisclosed Liabilities. The Company has no material direct or indirect debts, obligations or liabilities of any nature, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown (collectively, "Liabilities"), except for (i) Liabilities specifically identified in the Latest Balance Sheet, (ii) obligations incurred or to be performed in the ordinary course of business consistent with past practice, and (iii) items specifically disclosed in the SEC Filings.

         2.10 Absence of Material Adverse Change. Since the Latest Balance Sheet Date, except as specifically contemplated by this Agreement or as set forth on Schedule 2.10, there has not been: (a) any material adverse change in the condition (financial or otherwise), results of operations, business, prospects, assets or Liabilities of the Company or with respect to the manner in which the Company conducts its business or operations; (b) any payment or transfer of assets (including without limitation any dividend, stock repurchase or other distribution and any repayment of indebtedness) to any stockholder; (c) any breach or default (or event that with notice or lapse of time would constitute a breach or default), termination or threatened termination under any agreement that is material to the Company; (d) any material theft, damage, destruction, casualty loss, condemnation or eminent domain proceeding affecting the Company's assets, whether or not covered by insurance; (e) any sale, assignment or transfer of any of the assets of the Company, except in the ordinary course of business and consistent with past practices; (f) any waiver by the Company of any material rights related to the Company's business, operations or assets; (g) issued any stock, bonds or other corporate securities;
(h) borrowed or refinanced any amount or incurred any material Liabilities, other than revolving credit facility borrowings and trade payables incurred in the ordinary course of business consistent with past practices; (i) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable; (j) sold, assigned or transferred any intellectual property rights or other intangible assets; (k) made any material increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a material cash bonus to any director, officer, employee of, or consultant or agent to, the Company or any of its subsidiaries or any other material change in the terms or conditions of any employment relationship; (l) announced any plan or legally binding commitment to create any employee benefit plan, program or arrangement;
(m) eliminated the vesting conditions or otherwise accelerated the payment of any compensation, including any stock options; (n) any other transaction, agreement or commitment entered into by the Company affecting the Company's business, operations or assets, except in the ordinary course of business and consistent with past practices; or (o) except in connection with this Agreement and the transactions contemplated hereby, entered into any agreement, letter of intent or similar undertaking to take any of the actions listed in clauses (a) through (o) above.

         2.11 Taxes. All required federal, state, local and other tax returns, notices and reports (including without limitation income, property, sales, use, franchise, withholding, social security and unemployment tax returns) relating to or involving transactions with the Company have been accurately prepared and duly and timely filed, and all taxes required to be paid with respect to the periods covered by any such returns have been timely paid. The Company has established reserves that are adequate for the payment of all taxes not yet due and payable with respect to the results of operations of the Company and its subsidiaries through the date of this Agreement and the date of Closing. No tax deficiency has been proposed or assessed against the Company, and no Company has executed any waiver of any statute of limitations on the assessment or collection of any tax. Except as set forth on Schedule 2.11, no tax audit, action, suit, proceeding, investigation or claim is now pending or, to the knowledge of the Company, threatened against the Company, and no issue or question has been raised (and is currently pending) by any taxing authority in connection with the

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Company's tax returns or reports. The Company has withheld or collected from each payment made to each of its employees the full amount of all taxes required to be withheld or collected therefrom and has paid or will timely pay the same to the proper tax receiving officers or authorized depositories.

         2.12 Litigation. Except as described in Schedule 2.12 or as set forth in the SEC Filings, there are currently no pending or, to the knowledge of the Company, threatened lawsuits, administrative proceedings or reviews, or formal or informal complaints or investigations by any individual, corporation, partnership, association, limited liability company, Governmental Body or other entity (collectively, a "Person") against or relating to the Company or any director, employee or agent of the Company (in their capacities as such) or to which any assets of the Company are subject. The Company is not subject to or bound by any currently existing judgment, order, writ, injunction or decree.

         2.13 Compliance with Laws. The Company has complied in all material respects with, and the use, operation and maintenance of the Company assets comply in all material respects with, and none of the Company, its assets nor the use, operation or maintenance of such assets is in material violation or contravention of, any applicable statute, law, ordinance, decree, order, rule or regulation of any Governmental Body, including without limitation all federal, state and local laws relating to occupational health and safety, employment and labor matters.

         2.14 SEC Filings. The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since June 30, 1996, and the Company has made available to Buyers, as filed with the SEC, complete and accurate copies of (i) the Annual Report of the Company on Form 10-K for the year ended June 30, 1996, and (ii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by the Company with the SEC since June 30, 1996, in each case including all amendments and supplements (collectively, the "SEC Filings"). The SEC Filings (including, without limitation, any financial statements or schedules included therein) (i) were prepared in compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.15 Offering of the Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any similar securities of the Company has offered any such securities for sale to, or solicited any offers to buy any such securities from, or otherwise approached or negotiated with respect thereto with any person or persons, under circumstances that involved the use of any form of general advertising or solicitation as such terms are defined in Regulation D of the Securities Act; and, assuming the accuracy of the representations and warranties of Buyers set forth in Article III, neither the Company nor any person acting on the Company's behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any securities of the Company under circumstances which might require the integration of such transactions with the sale of the Shares under the Securities Act or the rules and regulations of the SEC thereunder) which would subject the offering, issuance or sale of the Shares to Buyer to the registration provisions of the Securities Act.

         2.16 Registration Rights. Except as set forth on Schedule 2.16 or as provided in this Agreement or the Warrant Agreement, the Company is not under any obligation to register any securities under the Securities Act or any similar state law.

         2.17 No Misrepresentations. The Company has disclosed to Buyer or its designated assignees all material facts and information known to it regarding the Company's condition (financial or otherwise), assets, business, results of operations and prospects. The representations, warranties and statements made by the Company in or pursuant to this Agreement (including the Schedules hereto) are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material

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fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

         2.18 Brokers. Except as set forth on Schedule 2.18 hereto, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company directly with Buyer, its agents or its affiliates without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any other Person against Buyer for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Company as follows:

         3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power to own its properties and to conduct business.

         3.2 Authority. Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary action, corporate or otherwise, on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

         3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Body is required on the part of Buyer in connection with the transactions contemplated by this Agreement.

         3.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with the Company, its agents or its affiliates without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any other Person against the Company for a finder's fee, brokerage commission or similar payment.

         3.5 Investment Intent; Accredited Investor. Buyer is acquiring the Shares for investment for Buyer's account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Buyer represents that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         3.6 Restricted Securities. Buyer acknowledges that the Shares are being issued to Buyer without registration under the Securities Act or any applicable state securities laws and that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Buyer acknowledges that the Shares will bear a restrictive legend preventing transfer except in accordance with the Securities Act.

                                   ARTICLE IV.
                              ADDITIONAL COVENANTS

         4.1 Financial Statements and Reports; Additional Information. The Company will deliver to Buyer:

              (a) Through and including the Closing, as promptly as available, but in any event within 30 days after the end of each month, a balance sheet and a statement of income for each such month unaudited, but certified by the Company's president or principal financial officer.

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              (b) For a period of one year following the Closing, within 45 days after the end of each quarter of each fiscal year (other than the last quarter in each fiscal year) a consolidated balance sheet of the Company as at the end of each such period and consolidated statements of income and changes in financial condition of the Company for each such quarter, prepared in accordance with generally accepted accounting principles applied on a consistent basis, certified to be true, correct and complete (subject to normal year-end adjustments) by Company's president or the principal financial officer.

              (c) For a period of one year following the Closing, within 90 days after the end of each fiscal year a consolidated balance sheet of the Company, as at the end of such fiscal period and consolidated statements of income and changes in financial position and stockholders' equity of the Company for such fiscal period prepared in accordance with generally accepted accounting principles consistently applied audited by an independent certified public accounting firm of recognized national standing selected by the Company's Board of Directors.

              (d) For a period of one year following the Closing, promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company with the SEC.

         Delivery of filings that the Company makes with the SEC containing such statements or information within the specified time frame will be deemed to satisfy the Company's obligations under this Section 4.1.

         4.2 Directors of the Company. For one year after the Closing Date, the Company will use its best efforts to cause and maintain the election to the Board of Directors of four nominees of Buyer reasonably satisfactory to the Company (the "Buyer Nominees") and provide that the Board of Directors will consist of no more than eight members. If a board vacancy occurs during such period as a result of resignation, death, removal or otherwise, each of the Company and Buyer agree to use their best efforts to cause the directors they have respectively nominated for election to the Board to vote for the election of a director to fill such vacancy who is nominated by the Buyer Nominees, if the director who has created the vacancy was a Buyer Nominee, or of a director to fill such vacancy who is nominated by the Company, if the director who has created the vacancy was not a Buyer Nominee. Buyer will identify to the Company its Buyer Nominees, and each of Buyer and the Company will identify to the other any nominee to fill a vacancy, at least 14 days prior to the nominee's expected election to the Board.

         4.3 Access to Information. Through and including the Closing, the Company will permit Buyer or its representatives to visit and inspect the Company's properties, to examine the Company's books of account and records, and to discuss the Company's affairs, finances, and accounts with its officers, all at such reasonable times as may be requested by Buyer.

         4.4 Use of Proceeds. The proceeds received by the Company from the sale of the Shares pursuant to this Agreement will be used for repayment of corporate indebtedness, working capital and other general corporate purposes .

         4.5 President. Buyer has the right to designate one individual for the position of President and Chief Executive Officer, subject to the approval of the Company's board of directors, which will not be unreasonably withheld. Upon such approval, the Company will employ such designee as its President and Chief Executive Officer upon terms and conditions reasonably acceptable to the Board of Directors. Buyer will identify its proposed designee for such offices to the Company by May 31, 1997.

         4.6 Negative Covenants. Except as set forth on Schedule 4.6, prior to Closing, the Company will not, and will not permit any subsidiary, directly or indirectly, to do any of the following acts without the prior written approval of Buyer:

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              (a) Except as set forth in Article VII or pursuant to the
         exercise of currently outstanding stock options or the conversion of currently outstanding preferred stock, issue shares of capital stock or securities that may be converted, directly or indirectly, into the capital stock of the Company;

              (b) Sell, transfer or otherwise dispose of any of its assets other than in the ordinary course of business or commence any proceedings with respect to the same and in no event sell assets worth more than $100,000 in the aggregate, other than sales from inventory in the ordinary course of business;

              (c) Authorize, incur, guarantee, issue or permit to exist any indebtedness for borrowed money or any other bond, debenture, note or other evidence of indebtedness except for (i) existing debt, (ii) accounts payable incurred in the ordinary course of business, or (iii) other short-term indebtedness aggregating less than $100,000;

              (d) Make or incur any expenditures or purchases which are required to be capitalized in accordance with generally accepted accounting principles in excess of $250,000;

              (e) Make any payment on any debt currently or hereinafter owed to any current or former officer, employee or director of the Company or any affiliate thereof, other than salary or reimbursable business expenses incurred in the ordinary course of business consistent with prior practices;

              (f) Make or permit to exist any investment including any loan, advance, extension of credit or contribution of capital to any Person, or any ownership of stocks, notes, debentures, or other securities of any Person except (i) trade receivables arising in the ordinary course of business and under terms which contemplate full payment within 60 days or such other term as is commercially reasonable in view of the size and financial strength of the customer; (ii) notes or other securities in connection with any bona fide settlement of trade receivables owing in the ordinary course of its business; (iii) direct obligations of the United States or other obligations guaranteed by the United States or any agency thereof, solely for investment purposes, provided the same will mature within six months; or (iv) certificates of deposit or bankers acceptances;

              (g) Except pursuant to the exercise of currently outstanding stock options or the conversion of currently outstanding preferred stock, issue, deliver or agree to issue or deliver any stock, bonds or other corporate securities of the Company, whether authorized or unissued or held in the treasury, or grant or agree to grant any subscriptions, options, warrants, rights or other agreements or commitments obligating the Company to issue additional shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock, except as set forth in Article VII;

              (h) Declare or make any payment of dividends or distributions of any kind whatsoever to the holders of the Company's capital stock or repurchase or accept as treasury stock any capital stock of the Company;

              (i) Enter or agree to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such asset, property or right, other than from inventory in the ordinary course of business;

              (j) Make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or severance or termination pay to any of its present or former officers or employees;

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              (k) Merge or consolidate with any other corporation or entity or acquire a material amount of assets constituting all or substantially all of the business or assets of any corporation or entity;

              (l) Except as otherwise contemplated herein, make any change in its charter documents or bylaws;

              (m) Solicit or initiate (including by furnishing any information concerning the business, financial condition, properties or assets of the Company) discussions, inquiries or proposals for the purpose or with the intention of leading to any proposal or offer to acquire any material assets or the business or any capital stock of the Company, whether by merger, purchase, purchase of assets or other similar transaction and the Company will immediately notify Buyer of the receipt of any such inquiry, proposal or offer it may receive from a third party; or

              (n) Commit itself to do any of the foregoing.

         4.7 Notification of Certain Matters. Through and including the Closing, the Company will give prompt notice to Buyer, and Buyer will give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that such party believes would be likely to cause (i) any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of the Company or Buyer, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that failure to give such notice will not constitute a waiver of any defense that may be validly asserted.

         4.8 Public Announcements. Preceding the execution of this Agreement, Buyer and the Company have prepared the press release attached hereto as Exhibit B disclosing this Agreement, and have agreed on the timing and manner of dissemination of the release. Prior to the Closing Date, each of the Company and Buyer agrees that it will not issue or release any other press release or otherwise make any public statement with respect to this Agreement (including the Exhibits and Schedules hereto) or the transactions contemplated hereby without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; provided that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with any national securities exchange and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

         4.9 Consents and Approvals. Prior to the Closing Date, the Company will promptly apply for or otherwise seek and use its best efforts to obtain all authorizations, consents, waivers and approvals (whether by or from any Person) as may be required in connection with the consummation of this Agreement and the transactions contemplated hereby.

         4.10 Fulfillment of Conditions by the Company. The Company agrees not to take any action that would cause the conditions or the obligations of the parties to effect the transactions contemplated hereby not to be fulfilled, including without limitation by taking or causing to be taken any action that would cause the representations and warranties made by the Company herein not to be true and correct as of the Closing. The Company will take all reasonable steps within its power to cause to be fulfilled the conditions precedent to Buyer's obligations to consummate the transactions contemplated hereby that are dependent on the actions of the Company.

         4.11 Fulfillment of Conditions by Buyer. Buyer agrees not to take any action that would cause the conditions or the obligations of the parties to effect the transactions contemplated hereby not to be fulfilled, including without limitation by taking or causing to be taken any action that would cause the representations and warranties made by Buyer herein not to be true and correct as of the Closing. Buyer will take all

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reasonable steps within its power to cause to be fulfilled the conditions precedent to the Company's obligations to consummate the transactions contemplated hereby that are dependent on the actions of Buyer.

         4.12 Financing. Buyer agrees to use commercially reasonable efforts to obtain financing sufficient to purchase the Shares. On or before May 31, 1997, Buyer will disclose to the Company its potential sources of financing for the Purchase Price.

         4.13 Confidentiality. Buyer and the Company agree to abide by the terms of the Confidentiality Agreement, dated February 4, 1997, between Buyer and the Company (the "Confidentiality Agreement") for so long as the Confidentiality Agreement remains in effect.

         4.14 Resale Provisions. Buyer agrees to use commercially reasonable efforts to persuade any assignee of its rights under this Agreement (i) not to sell, dispose or otherwise transfer the Shares such assignee would purchase for a period of one year following the Closing, except to such assignee's affiliates (as defined in Section 8.3) and (ii) not to sell, dispose or otherwise transfer the Shares in a block trade to a known competitor of the Company.

                                   ARTICLE V.
                              CONDITIONS TO CLOSING

         5.1  Conditions to Buyer's Obligations.   The obligations of Buyer are
subject to the fulfillment at or prior to the Closing of the following conditions:

              (a) The representations and warranties made by the Company in
         Article II will be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of said date; and the Company's business and assets will not have been materially adversely affected prior to the Closing Date; and the Company will have performed all obligations and conditions in this Agreement required to be performed or observed by it or them prior to or on the respective Closing Date.

              (b) The Company will have delivered to Buyer a certificate dated as of the Closing Date signed by its President and certifying that the conditions specified in this Sections 5.1 have been fulfilled.

              (c) Buyer Nominees (previously identified to the Company as set forth in Section 4.2) will be duly elected to the Board of Directors as of the Closing Date.

              (d) The Company has entered into a Warrant Agreement with Buyer or its designees substantially in the form of Exhibit A (the "Warrant Agreement").

              (e) There is no pending or threatened litigation in any court or any proceeding before or by any Governmental Body against the Company or Buyer to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the consummation of the transactions contemplated hereby.

              (f) All necessary contractual and governmental consents, approvals, orders or authorizations have been obtained and all necessary contractual or governmental notices have been given.

              (g) The Company has delivered to Buyer a legal opinion of its counsel, in form and substance satisfactory to Buyer and its counsel.

              (h) Buyer has received financing for the Purchase Price, on terms and conditions satisfactory to Buyer in its sole discretion.

              (i) The Company has received a customary fairness opinion from a recognized investment banking firm stating that the purchase of the Shares by Buyer pursuant to this Agreement is fair to the Company's stockholders from a financial point of view.

              (j) Buyer's designee President and Chief Executive Officer shall have delivered written notice of resignation to his prior employer and shall have entered into a reasonable and customary employment agreement with the Company.

         5.2 Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions:

              (a) All representations and warranties of Buyer contained in this Agreement are true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

              (b) Buyer has performed and complied with the covenants and agreements and satisfied the conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Closing.

              (c) There is no pending or threatened litigation in any court or any proceeding before or by any Governmental Body against the Company or Buyer to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the consummation of the transactions contemplated hereby.

              (d) All necessary governmental consents, approvals, orders or authorizations have been obtained and all necessary governmental notices have been given.

              (e) The Company has received a customary fairness opinion from a recognized investment banking firm stating that the purchase of the Shares by Buyer pursuant to this Agreement is fair to the Company's stockholders from a financial point of view.

              (f) Buyer's designee President and Chief Executive Officer shall have delivered written notice of resignation to his prior employer and shall have entered into a reasonable and customary employment agreement with the Company.

                                   ARTICLE VI.
                               REGISTRATION RIGHTS

         6.1  Definitions.

         As used in this Article VI, the following capitalized terms will have the following meanings:

         "Holder" will mean Buyer and any of its permitted transferees who own Registrable Securities.

         "Prospectus" will mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments to the Registration Statement of which such Prospectus is a part, and all material incorporated by reference in such Prospectus.

         "Registrable Securities" will mean the Shares, but only so long as they remain Restricted Securities.

         "Registration Expenses" will have the meaning assigned to such term in
Section 6.7.

         "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement.

         "Restricted Securities" means the Registrable Securities, other than those Registrable Securities (i) that have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them or (ii) that are eligible in total for resale under Rule 144 of the Securities Act (or any successor rule or regulation).

         6.2 Securities Subject to Article VI. The securities entitled to the benefits of this Article VI are the Registrable Securities.

         6.3 Registration. Promptly following the Closing, the Company will (i) prepare and file a Registration Statement on the appropriate form then available to the Company, and use its best efforts to effect the registration for resale by the Holders thereof of all the Registrable Securities, and (ii) prepare and file with the Nasdaq Stock Market an notification form for the listing of additional securities for the purpose of listing the Shares on the Nasdaq Stock Market. The Company will use its best efforts to keep such Registration Statement effective under Rule 415 under the Securities Act until no Holders hold Registrable Securities. Each Holder agrees that if the Company determines that there are material developments that require the filing of a post-effective amendment to the Registration Statement, then each Holder registering Registrable Securities thereunder agrees to refrain from selling any Registrable Securities until the post-effective amendment is declared effective. The Company agrees to file and attempt to have declared effective such post-effective amendment as soon as possible.

         6.4  Piggyback Registration Rights.

              (a) If the Company at any time or from time to time subsequent to the date of this Agreement proposes to register any securities under the Securities Act either for its own account or the account of any selling stockholders (other than pursuant to Section 6.3 and other than pursuant to a registration statement on Forms S-4 or S-8 or any successor or similar forms), it will give written notice to each of the Holders of Registrable Securities of its intention at least 20 days in advance of the filing of any registration statement with respect thereto. Upon the written request of any of the Holders of Registrable Securities given within 15 days after receipt of such notice, the Company, subject to Section 6.4(b), will cause the Registrable Securities requested by the Holders to be registered, to be so registered.

              (b) Underwritten Offerings.

                  (i) In the case of an underwritten offering by the Company of securities, the Company will, with respect to Registrable Securities that a Holder of Registrable Securities then desires to sell, enter into an underwriting agreement with the same underwriters engaged by the Company with respect to securities being offered by the Company and cause such underwriters to include in any such underwriting all of the Securities that a Holder of Registrable Securities then desires to sell; provided that such underwriting agreement is in substantially the same form as the underwriting agreement that the Company enters into in connection with the primary offering it is making.

                  (ii) If the managing underwriter with respect to an
               offering pursuant to this Section 6.4 requests that the number of shares of Registrable Securities of the Holder that are entitled to be registered pursuant to this Section 6.4 be reduced because of marketing factors, then the shares of Registrable Securities of the Holders that they wish to register pursuant to this
               Section 6.4 will be reduced by such amount as the managing underwriter may determine, which reduced number of shares of Registrable Securities will be included on a pro rata basis among the Holders of Registrable Securities who are participating in such offering.

                  (iii) Selection of Underwriters and Counsel. If any
               registration hereunder is to be an underwritten offering with respect to any issue of Registrable Securities, the Company will have the right to select the investment banker or bankers and manager or managers to administer the related offering; provided that, such investment banker(s) or manager(s) will each be either
               (i) nationally recognized investment banking firms, (ii) regional investment banking firms nationally recognized for their expertise and experience in financings of companies in the computer distribution business or (iii) an investment banking firm approved by a majority in interest of the Holders.

         6.5 Information. Upon making a request pursuant to Section 6.3 or 6.4, the Holder(s) of Registrable Securities will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof. The Company may require the Holders to furnish to the Company such information regarding themselves and the distribution of Registrable Securities as the Company may from time to time reasonably request in order to comply with the Securities Act. The Holders agree to notify the Company as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Company.

         6.6 Registration Procedures. If and whenever the Company is required by the provisions of Section 6.3 or 6.4 to effect a registration under the Securities Act, the Company will, at its expense, as expeditiously as practicable:

               (a) In accordance with the Securities Act and the rules and regulations of the SEC, prepare and file with the SEC as expeditiously as possible (but in no event later than 30 days after the Closing, in the case of registration under Section 6.3 or after request from Holder(s) pursuant to the terms of Section 6.4) a Registration Statement in the form of an appropriate registration statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain continuously effective until all of the Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition of the seller or sellers set forth in such Registration Statement. The Company will prepare and file with the SEC such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete during such period;

               (b) Furnish to the Holders participating in such registration such reasonable number of copies of the Registration Statement and Prospectus and such other documents as such Holders may reasonably request in order to facilitate the public offering of the Registrable Securities;

               (c) Use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as such Holders may reasonably request; provided that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Shares;

               (d) Notify the Holders participating in such registration, promptly after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

               (e) Notify the Holders participating in such registration promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

               (f) Prepare and promptly file with the SEC and promptly notify the Holders participating in such registration of the filing of such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such Securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other Prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (g) Advise the Holders participating in such registration, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

               (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Company's security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-- month period (or 90 days, if such a period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Registration Statement.

         6.7 Expenses of Registration. All expenses of the Company incident to the Company's performance of or compliance with the provisions of this Article VI ("Registration Expenses") will be borne by the Company including without limitation:

               (a) All registration and filing fees;

               (b) Fees and expenses of compliance with all securities or blue sky laws (including the reasonable fees and disbursements of counsel for the Company in connection with blue sky qualifications of the Registrable Securities; provided that the Company will not be required to consent to general service of process in any such state);

               (c) Printing, messenger, telephone and delivery expenses; and

               (d) Fees and disbursements of counsel for the Company and its independent auditors.

         Nothing in this Section 6.7 will be deemed to require the Company to pay any underwriting discounts, selling commissions or similar fees applicable to Registrable Securities if the applicable registration results in an underwritten public offering of all or any portion of the Registrable Securities.

         In addition, the Company will pay the reasonable fees and disbursements of one counsel selected by the Holders registering Registrable Securities in any such Registration Statement incurred in connection with the offering contemplated by such Registration Statement.

         6.8   Indemnification and Contribution.

               (a) Indemnification by the Company. Whenever, pursuant to
         Section 6.3 or 6.4, a Registration Statement relating to the Registrable Securities is filed under the Securities Act, the Company will (except as to matters covered by Section 6.8(b)) indemnify and hold harmless each Holder participating in the registration, each of their officers, directors and employees, and each person, if any, who controls any such Person (collectively, the "Holder Indemnitees" and, individually, a "Holder Indemnitee"), against any losses, claims, damages or liabilities, joint or several, to which such Holder Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder Indemnitee for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action.

               (b) Indemnification by Holders. Each Holder participating in such registration will indemnify and hold harmless the Company, each of its directors, each of its officers and each other person, if any, who controls the Company, within the meaning of the Securities Act (collectively, the "Company Indemnitees" and, individually, a "Company Indemnitee") and each other Holder Indemnitee against all losses, claims, damages or liabilities, joint or several, to which any of the Company Indemnitees or the other Holder Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and to the extent that, such statement or omission was in reliance upon and in conformity with information furnished to the Company by such Holder for use in the preparation thereof.

               (c) Indemnification Procedures. Promptly after receipt by a Holder Indemnitee or a Company Indemnitee (collectively, "Indemnitees" and, individually, an "Indemnitee") under Section 6.8(a) or 6.8(b) of notice of the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any Indemnitee otherwise than under such clauses except to the extent that the indemnifying party has been prejudiced by the failure to receive such notice. In case any such action is brought against any Indemnitee, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, and after written notice from the indemnifying party to such Indemnitee of its election to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee under such clause for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnitee will have the right to employ one counsel to represent such Indemnitee if, in the reasonable judgment of such Indemnitee (based on the written opinion of counsel), it is advisable for such party to be represented by separate counsel because a conflict of interest exists between such indemnified and indemnifying party in respect of such claim, and in that event the reasonable fees and expenses of such separate counsel will be paid by the indemnifying party. Notwithstanding the foregoing, if the Company is an Indemnitee, the Company will designate the one counsel, and in all other circumstances, the one counsel will be designated by a majority in interest based upon the Registrable Securities of the Indemnities. For purposes of this Section 6.8 the terms "control," and "controlling person" have the meanings which they have under the Securities Act.

               (d) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnitee, then the indemnifying party will contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other but also the relative fault of the indemnifying party and the Indemnitee as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6.9 Transfer of Registration Rights. The rights under this Article VI may be assigned by a Holder to a transferee or assignee of any of such Holder's Restricted Securities.

         6.10 Rule 144 Reporting. With a view to making available to Buyer the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

                 (a) Make and keep public information available, as these terms are understood and defined in Rule 144 under the Securities Act at all times after the Closing;

                 (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (c) Furnish to Buyer forthwith upon Buyer's request (i) a written statement by the Company as to its compliance with the public information requirements of Rule 144 under the Act (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing Buyer of any rule or regulation of the SEC permitting the sale of any such securities without registration.

                                  ARTICLE VII.
                                 RIGHTS OFFERING

         For a period of three years following the Closing, in the event the Company elects to raise capital by issuing debt or equity securities, the Company agrees to do so by issuing rights to its common shareholders, which rights shall entitle such common shareholders to purchase their pro rata share of such offered securities. To the extent any common shareholders do not so exercise their rights to purchase the offered securities, the Company may offer such securities to third parties.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1 Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned (a) at any time prior to the Closing by mutual written consent of Buyer and the Company; (b) by either Buyer or the Company if a condition to performance by the terminating party hereunder has not been satisfied or waived prior to June 30, 1997; provided, however, that in Buyer's sole discretion, such date may be extended for Buyer's benefit for up to fifteen days; or (c) on or before the thirtieth day following the date hereof by Buyer or the Company, if Buyer has not then completed its due diligence review of the legal, business, financial, operational, and technical affairs of the Company or the results of such due diligence are not satisfactory to Buyer in its sole discretion. Notwithstanding the foregoing clause (b), (i) Buyer may not terminate this Agreement if the event giving rise to its termination right results from Buyer's willful failure to perform or observe any of its covenants or agreements set forth herein or if Buyer is, at such time, in breach of this Agreement, and (ii) the Company may not terminate this Agreement if the event giving rise to its termination right results from the willful failure of the Company to perform or observe any of its covenants or agreements set forth herein or if the Company is, at such time, in breach of this Agreement.

         8.2 Survival. The representations, warranties, covenants and agreements made in this Agreement will survive the Closing and any investigation made by Buyer until 60 days following the termination of any applicable statute of limitation. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement will be deemed to be representations and warranties by the Company under this Agreement as of the date of such certificate or instrument.

         8.3 Binding Nature and Assignment. Except as otherwise provided in this Agreement, this Agreement will be binding on the parties to this Agreement and their respective successors and assigns, but neither party hereto may, or will have the power to, assign this Agreement without the prior written consent of the other. Notwithstanding the foregoing, Buyer may assign any or all of its rights under this Agreement to an affiliate or affiliates of Buyer without the consent of the Company and Buyer may assign this Agreement to any other person with the consent of the Company, which consent will not be unreasonably withheld. Buyer will identify any proposed non-affiliate assignees to the Company by May 31, 1997. As used in this Section 8.3 "affiliate" of a party will mean (i) any Person controlled by, controlling or under common control of such party, (ii) members of a party's immediate family or any entity controlled by or established for the benefit of such Persons, or (iii) employees of a party, affiliates of a party, or affiliates of such employees.

         8.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement between the parties and hereby supersedes and renders null and void all prior agreements and understandings with regard to the subjects hereof and thereof other than the Confidentiality Agreement, which will continue in accordance with its terms. Neither this Agreement nor any term of this Agreement may be amended, waived, discharged, or terminated orally, but only by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         8.5 Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 8.5):

                  If to Buyer:

                           Chartwell Group, Inc.
                           5950 Berkshire Lane
                           Suite 1650
                           Dallas, Texas 75225
                           Attn:  Michael G. Santry
                           Telecopy:  (214) 361-9874

                  If to the Company:

                           Computer Integration Corp.
                           2425 Crownpoint Executive Drive
                           Charlotte, North Carolina  28227
                           Attn: Samuel C. McElhaney
                           Telecopy: 704-847-9611

         Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

         8.6 Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

         8.7 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument.

         8.8 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         8.9 Dispute Resolution. If any dispute arises out of this Agreement or any of the other documents to be delivered hereunder, the parties agree not to commence any lawsuit with respect to such dispute until the following procedures have been completed:

                  (a) The party believing a dispute to exist will give the other parties written notice thereof, setting forth in reasonable detail the facts alleged to give rise to such dispute, the relevant contractual provisions, the nature of any claimed default or breach and a statement of the manner in which such party believes the dispute should be resolved.

                  (b) Within 20 days after receipt of such notice, each party against whom relief is sought in connection with such dispute will deliver a written response, setting forth in reasonable detail its view of the facts alleged to give rise to such dispute, the relevant contractual provisions, the nature of the claimed default or breach and a statement of the manner in which such party believes the dispute should be resolved.

                  (c) If the parties do not agree on the manner in which the dispute should be resolved, they will arrange to hold a meeting within 10 days after delivery of the response. Each party will have in attendance at such meeting a representative with authority to bind the represented party to any agreement resolving the dispute. At the meeting (and any adjournments thereof), the parties will negotiate in good faith in an attempt to agree as to whether a dispute exists, the exact nature of the dispute and the manner in which the dispute should be resolved. If deemed appropriate by the parties, a professional mediator may be engaged to assist in resolving the dispute. Any resolution of the dispute will be evidenced by a written agreement setting forth in reasonable detail the actions to be taken by each party. If no such written agreement is reached within 30 days after the first meeting, the parties may pursue any legal remedies available to them with respect to such dispute.

         8.10 Expenses. The Company will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement, and the Company will reimburse Buyer for its reasonable out-of-pocket expenses (which will not include legal fees) in connection with this transaction; that, provided before incurring expenses that would reasonably be expected to exceed $10,000, Buyer will provide prior notice to the Company and obtain the Company's consent.

         8.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of the Shares upon any breach or default of the Company under this Agreement, will impair any such right, power or remedy of such holder nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law, equity or otherwise afforded to any party hereto or any holder of the Shares, will be cumulative and not alternative.

         8.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.13 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

         8.14 Indemnification. The Company agrees to indemnify, defend and hold harmless Buyer and its directors, officers, employees and agents from and against any and all losses, liabilities, damages, judgments, claims, deficiencies or expenses (including interest, penalties, attorneys' fees and expenses, and amounts paid in settlement), arising out of third-party claims or otherwise, to which Buyer may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of, or is based upon or relates to a law suit, investigation or proceeding brought or threatened in connection with, this Agreement, a breach or inaccuracy, or any alleged breach or inaccuracy of any of the Company's representations, warranties, covenants or agreements contained in this Agreement or any of the Company's certificates or schedules related hereto, or any transaction contemplated by this Agreement.

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



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               COMPUTER INTEGRATION CORP:

                                               By: ............................
                                               Name: Samuel C. McElhaney
                                               Title: Chief Executive Officer

                                               CHARTWELL GROUP, INC.

                                               By: ............................
                                               Name: ..........................
                                               Title: .........................

Schedules

2.6      Contractual Consents
2.7      Governmental Consents
2.8      Financial Statements
2.10     Certain Changes
2.11     Taxes
2.12     Litigation
2.16     Registration Rights
2.18     Brokers
4.6      Exceptions to Negative Covenants

Exhibits

 A       Warrant Agreement
 B       Press Release

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